DOCUSIGN, INC.
Exhibit 99.1

DocuSign Announces Third Quarter Fiscal 2022 Financial Results

San Francisco – December 2, 2021 – DocuSign, Inc. (NASDAQ: DOCU), which offers the world’s #1 e-signature solution as part of the DocuSign Agreement Cloud, today announced results for its fiscal quarter ended October 31, 2021.

“Third quarter revenue growth of 42% year-over-year and operating margin of 22% exceeded our expectations. After six quarters of accelerated growth, we saw customers return to more normalized buying patterns, resulting in 28% year-over-year billings growth," said Dan Springer, CEO of DocuSign. "With a $50 billion TAM and 1.11 million customers worldwide, we are confident in the value DocuSign delivers in an increasingly digital anywhere economy."

Third Quarter Financial Highlights

▪Total revenue was $545.5 million, an increase of 42% year-over-year. Subscription revenue was $528.6 million, an increase of 44% year-over-year. Professional services and other revenue was $16.9 million, an increase of 4% year-over-year.
▪Billings were $565.2 million, an increase of 28% year-over-year.
▪GAAP gross margin was 79% compared to 74% in the same period last year. Non-GAAP gross margin was 82% compared to 79% in the same period last year.
▪GAAP net loss per basic and diluted share was $0.03 on 198 million shares outstanding compared to $0.31 on 186 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.58 on 208 million shares outstanding compared to $0.22 on 206 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $105.4 million compared to $57.4 million in the same period last year.
▪Free cash flow was $90.0 million compared to $38.1 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $908.2 million at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights

•DocuSign Agreement Cloud 2020 Product Release 3. DocuSign recently announced several exciting new product capabilities to help businesses move forward including:
◦DocuSign eSignature enhancements such as Delegated Signing, Recipient Connect, Rooms for Mortgage with Encompass® by ICE Mortgage Technology™, Dynamic Content for DocuSign Click, SMS Delivery enhancement, Notary enhancements, ID Verification enhancement, and Agreement Actions enhancements to automate post-signature tasks.
◦Other Agreement Cloud enhancements such as collaboration enhancements that give DocuSign CLM users the ability to comment, @-mention and assign tasks in the CLM UI, and enhancements to DocuSign Gen for Salesforce Billing, which helps to simplify invoice generation and delivery for businesses.

•Expansion of Salesforce Partnership. On October 27, 2021, DocuSign and Salesforce announced an expansion of their global strategic partnership to build new joint solutions that make it easier for customers to accelerate how agreements are facilitated around the world. New innovations will automate the contract process with AI-based, smart solutions that improve the customer experience of preparing, signing, and managing agreements, drive faster ROI, and increase collaboration amongst organizations with Slack functionality.

•DocuSign Ventures. DocuSign introduced DocuSign Ventures, a new initiative dedicated to nurturing the growing ecosystem of entrepreneurs and startups that are changing the future of how we all will agree. Ventures will focus on co-investing in and partnering with companies raising early-stage funding to innovate around the agreement process. This includes technologies that facilitate pre-agreement work and negotiation,

DOCUSIGN, INC.
as well as the logistics and workflows after an agreement is signed. Ventures reinforces the company's existing strategic investments and partnership efforts across the startup ecosystem.

Outlook

The company currently expects the following guidance:

▪Quarter ending January 31, 2022 (in millions, except percentages):

Total revenue	$557	to	$563
Subscription revenue	$544	to	$550
Billings	$647	to	$659
Non-GAAP gross margin	81%	to	82%
Non-GAAP operating margin	17%	to	19%
Non-GAAP diluted weighted-average shares outstanding	205	to	210

▪Year ending January 31, 2022 (in millions, except percentages):

Total revenue	$2,083	to	$2,089
Subscription revenue	$2,017	to	$2,023
Billings	$2,335	to	$2,347
Non-GAAP gross margin	81%	to	82%
Non-GAAP operating margin	19%	to	21%
Provision for income taxes	$3	to	$4
Non-GAAP diluted weighted-average shares outstanding	205	to	210

The company has not reconciled its guidance of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation has not been provided.

DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on December 2, 2021 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) December 16, 2021 using the passcode 13724911.

About DocuSign

DocuSign helps organizations connect and automate how they prepare, sign, act on, and manage agreements. As part of the DocuSign Agreement Cloud, DocuSign offers eSignature, the world's #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, over a million customers and more than a billion users in over 180 countries use the DocuSign Agreement Cloud to accelerate the process of doing business and simplify people's lives.

For more information, visit www.docusign.com, call +1-877-720-2040, or follow @DocuSign on Twitter, LinkedIn, Facebook and Instagram.

Copyright 2021. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com

Media Relations:
Megan Gregorio
Corporate Communications
media@docusign.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, among other things, statements under “Outlook” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to our expectations regarding the benefits of the DocuSign Agreement Cloud, enhancements and additions to it, including as a result of acquisitions. They also include statements about our future operating results and financial position, our business strategy and plans, market growth and trends, and our objectives for future operations. These statements are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

These risks and uncertainties include, among other things, risks related to our expectations regarding the impact of the evolving COVID-19 pandemic on our business, our results of operations and our financial condition, as well as our future profitability and growth once the pandemic and its related effects begin to abate or have abated; our expectations regarding the impact of the evolving COVID-19 pandemic on the businesses of our customers, partners and suppliers, and the economy, as well as the macro-and micro-effects of the pandemic, including the pace of the digital transformation of business and differing levels of demand for our products as our customers’ priorities, resources, financial conditions and economic outlook change; our ability to estimate the size of our total addressable market; our ability to effectively sustain and manage our growth and future expenses, achieve and maintain future profitability, attract new customers and maintain and expand our existing customer base; our ability to scale and update our platform to respond to customers' needs and rapid technological change; the effects of increased competition in our market and our ability to compete effectively; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to expand our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions; our ability to successfully integrate the operations of businesses we may acquire, and to realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and

DOCUSIGN, INC.
capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility or other indebtedness; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel; our ability to estimate the size and potential growth of our target market; and our ability to maintain proper and effective internal controls. Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2021 filed on March 31, 2021, our quarterly report on Form 10-Q for the quarter ended July 31, 2021 filed on September 3, 2021 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, acquisition-related expenses, fair value adjustments to strategic investments, impairment of operating lease right-of-use assets, and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Free cash flow: We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2021	2020	2021	2020
Revenue:
Subscription	$528,573	$366,617	$1,473,266	$971,182
Professional services and other	16,890	16,306	53,119	50,967
Total revenue	545,463	382,923	1,526,385	1,022,149
Cost of revenue:
Subscription	84,579	69,905	247,105	186,645
Professional services and other	31,396	27,926	87,892	75,833
Total cost of revenue	115,975	97,831	334,997	262,478
Gross profit	429,488	285,092	1,191,388	759,671
Operating expenses:
Sales and marketing	275,619	209,944	777,110	576,729
Research and development	102,603	73,362	282,670	191,387
General and administrative	54,624	50,256	168,314	140,513
Total operating expenses	432,846	333,562	1,228,094	908,629
Loss from operations	(3,358)	(48,470)	(36,706)	(148,958)
Interest expense	(1,485)	(7,769)	(4,826)	(23,013)
Interest income and other income (expense), net	(940)	(311)	4,034	6,032
Loss before provision for (benefit from) income taxes	(5,783)	(56,550)	(37,498)	(165,939)
Provision for (benefit from) income taxes	(107)	1,941	2,033	4,916
Net loss	$(5,676)	$(58,491)	$(39,531)	$(170,855)
Net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$(0.31)	$(0.20)	$(0.92)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	197,597	186,423	195,996	184,767

Stock-based compensation expense included in costs and expenses
Cost of revenue—subscription	$8,095	$5,777	$21,652	$14,655
Cost of revenue—professional services and other	7,270	6,005	19,250	15,355
Sales and marketing	49,663	36,881	134,720	93,851
Research and development	30,074	18,896	76,811	45,562
General and administrative	14,338	13,361	38,103	33,815

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	October 31, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$503,884	$566,055
Investments—current	314,574	207,450
Accounts receivable, net	305,599	323,570
Contract assets—current	14,690	16,883
Prepaid expenses and other current assets	67,842	48,390
Total current assets	1,206,589	1,162,348
Investments—noncurrent	89,455	92,717
Property and equipment, net	177,832	165,039
Operating lease right-of-use assets	132,608	159,352
Goodwill	355,353	350,151
Intangible assets, net	102,802	121,828
Deferred contract acquisition costs—noncurrent	300,073	260,130
Other assets—noncurrent	45,791	24,942
Total assets	$2,410,503	$2,336,507
Liabilities and Equity
Current liabilities
Accounts payable	$47,712	$37,367
Accrued expenses and other current liabilities	81,065	66,566
Accrued compensation	144,741	156,158
Convertible senior notes—current	11,510	20,469
Contract liabilities—current	940,111	779,642
Operating lease liabilities—current	35,228	32,971
Total current liabilities	1,260,367	1,093,173
Convertible senior notes, net—noncurrent	718,821	693,219
Contract liabilities—noncurrent	17,070	16,492
Operating lease liabilities—noncurrent	136,240	165,704
Deferred tax liability—noncurrent	6,379	6,464
Other liabilities—noncurrent	32,057	32,328
Total liabilities	2,170,934	2,007,380
Convertible senior notes	—	3,390
Stockholders’ equity
Common stock	20	19
Treasury stock	(1,532)	(1,048)
Additional paid-in capital	1,650,714	1,702,254
Accumulated other comprehensive income (loss)	(1,889)	4,964
Accumulated deficit	(1,407,744)	(1,380,452)
Total stockholders’ equity	239,569	325,737
Total liabilities and equity	$2,410,503	$2,336,507

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(5,676)	$(58,491)	$(39,531)	$(170,855)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	20,166	19,479	61,163	51,455
Amortization of deferred contract acquisition and fulfillment costs	37,283	25,593	100,759	70,787
Amortization of debt discount and transaction costs	1,255	7,044	3,848	20,828
Non-cash operating lease costs	6,527	6,963	20,176	20,082
Stock-based compensation expense	109,441	80,920	290,536	203,238
Deferred income taxes	(1,110)	(766)	(2,360)	(1,050)
Other	3,159	1,699	5,598	1,206
Changes in operating assets and liabilities:
Accounts receivable	(20,869)	(36,583)	17,969	(11,429)
Contract assets	(398)	(5,460)	2,422	(3,890)
Prepaid expenses and other current assets	(2,523)	3,553	(12,890)	(1,835)
Deferred contract acquisition and fulfillment costs	(52,528)	(52,225)	(147,946)	(144,639)
Other assets	(7,036)	(331)	(13,712)	(6,463)
Accounts payable	16,146	(2,620)	6,703	3,655
Accrued expenses and other liabilities	(5,136)	10,242	11,886	21,952
Accrued compensation	(9,734)	688	(22,781)	23,553
Contract liabilities	24,423	65,034	161,047	172,520
Operating lease liabilities	(7,979)	(7,296)	(24,212)	(14,394)
Net cash provided by operating activities	105,411	57,443	418,675	234,721
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	—	—	(6,388)	(180,370)
Purchases of marketable securities	(117,134)	(68,982)	(302,762)	(80,649)
Sales of marketable securities	68	—	3,070	28,986
Maturities of marketable securities	79,900	103,366	193,071	404,782
Purchases of strategic and other investments	(250)	(5,300)	(750)	(8,541)
Purchases of property and equipment	(15,392)	(19,393)	(43,926)	(64,144)
Net cash (used in) provided by investing activities	(52,808)	9,691	(157,685)	100,064
Cash flows from financing activities:
Repayments of convertible senior notes	(3,121)	—	(64,835)	—
Payment of tax withholding obligation on net share settlement of restricted stock units	(94,534)	(113,417)	(323,109)	(247,277)
Proceeds from exercise of stock options	9,358	1,945	21,176	14,983
Proceeds from employee stock purchase plan	22,910	16,269	46,077	29,859
Net cash used in financing activities	(65,387)	(95,203)	(320,691)	(202,435)
Effect of foreign exchange on cash, cash equivalents and restricted cash	(1,909)	(1,208)	(2,472)	1,432
Net increase (decrease) in cash, cash equivalents and restricted cash	(14,693)	(29,277)	(62,173)	133,782
Cash, cash equivalents and restricted cash at beginning of period (1)	518,857	404,542	566,337	241,483
Cash, cash equivalents and restricted cash at end of period (1)	$504,164	$375,265	$504,164	$375,265
(1) $0.3 million of restricted cash was included in Prepaid expenses and other current assets at October 31, 2021 and July 31, 2021 and in Other assets—noncurrent at January 31, 2021.

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2021	2020	2021	2020
GAAP gross profit	$429,488	$285,092	$1,191,388	$759,671
Add: Stock-based compensation	15,365	11,782	40,902	30,010
Add: Amortization of acquisition-related intangibles	2,766	3,376	9,266	7,856
Add: Employer payroll tax on employee stock transactions	1,800	1,676	6,695	4,450
Non-GAAP gross profit	$449,419	$301,926	$1,248,251	$801,987
GAAP gross margin	79%	74%	78%	74%
Non-GAAP adjustments	3%	5%	4%	4%
Non-GAAP gross margin	82%	79%	82%	78%

GAAP subscription gross profit	$443,994	$296,712	$1,226,161	$784,537
Add: Stock-based compensation	8,095	5,777	21,652	14,655
Add: Amortization of acquisition-related intangibles	2,766	3,376	9,266	7,856
Add: Employer payroll tax on employee stock transactions	873	722	3,286	2,183
Non-GAAP subscription gross profit	$455,728	$306,587	$1,260,365	$809,231
GAAP subscription gross margin	84%	81%	83%	81%
Non-GAAP adjustments	2%	3%	3%	2%
Non-GAAP subscription gross margin	86%	84%	86%	83%

GAAP professional services and other gross loss	$(14,506)	$(11,620)	$(34,773)	$(24,866)
Add: Stock-based compensation	7,270	6,005	19,250	15,355
Add: Employer payroll tax on employee stock transactions	927	954	3,409	2,267
Non-GAAP professional services and other gross loss	$(6,309)	$(4,661)	$(12,114)	$(7,244)
GAAP professional services and other gross margin	(86)%	(71)%	(65)%	(49)%
Non-GAAP adjustments	49%	42%	42%	35%
Non-GAAP professional services and other gross margin	(37)%	(29)%	(23)%	(14)%

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Reconciliation of operating expenses:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2021	2020	2021	2020
GAAP sales and marketing	$275,619	$209,944	$777,110	$576,729
Less: Stock-based compensation	(49,663)	(36,881)	(134,720)	(93,851)
Less: Amortization of acquisition-related intangibles	(3,205)	(3,981)	(9,896)	(11,176)
Less: Employer payroll tax on employee stock transactions	(5,184)	(4,125)	(17,668)	(10,992)
Less: Acquisition-related expenses	—	—	—	(186)
Non-GAAP sales and marketing	$217,567	$164,957	$614,826	$460,524
GAAP sales and marketing as a percentage of revenue	51%	55%	51%	56%
Non-GAAP sales and marketing as a percentage of revenue	40%	43%	40%	45%

GAAP research and development	$102,603	$73,362	$282,670	$191,387
Less: Stock-based compensation	(30,074)	(18,896)	(76,811)	(45,562)
Less: Employer payroll tax on employee stock transactions	(2,316)	(1,752)	(9,244)	(5,317)
Non-GAAP research and development	$70,213	$52,714	$196,615	$140,508
GAAP research and development as a percentage of revenue	19%	19%	19%	19%
Non-GAAP research and development as a percentage of revenue	13%	14%	13%	14%

GAAP general and administrative	$54,624	$50,256	$168,314	$140,513
Less: Stock-based compensation	(14,338)	(13,361)	(38,103)	(33,815)
Less: Employer payroll tax on employee stock transactions	(804)	(1,406)	(4,365)	(4,007)
Less: Acquisition-related expenses	—	(336)	(387)	(7,776)
Less: Impairment of operating lease right-of-use assets	—	—	(3,892)	—
Non-GAAP general and administrative	$39,482	$35,153	$121,567	$94,915
GAAP general and administrative as a percentage of revenue	9%	13%	10%	14%
Non-GAAP general and administrative as a percentage of revenue	7%	9%	8%	9%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2021	2020	2021	2020
GAAP loss from operations	$(3,358)	$(48,470)	$(36,706)	$(148,958)
Add: Stock-based compensation	109,440	80,920	290,536	203,238
Add: Amortization of acquisition-related intangibles	5,971	7,357	19,162	19,032
Add: Employer payroll tax on employee stock transactions	10,104	8,959	37,972	24,766
Add: Acquisition-related expenses	—	336	387	7,962
Add: Impairment of operating lease right-of-use assets	—	—	3,892	—
Non-GAAP income from operations	$122,157	$49,102	$315,243	$106,040
GAAP operating margin	(1)%	(13)%	(2)%	(15)%
Non-GAAP adjustments	23%	26%	23%	25%
Non-GAAP operating margin	22%	13%	21%	10%

DOCUSIGN, INC.
Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2021	2020	2021	2020
GAAP net loss	$(5,676)	$(58,491)	$(39,531)	$(170,855)
Add: Stock-based compensation	109,440	80,920	290,536	203,238
Add: Amortization of acquisition-related intangibles	5,971	7,357	19,162	19,032
Add: Employer payroll tax on employee stock transactions	10,104	8,959	37,972	24,766
Add: Amortization of debt discount and issuance costs	1,255	7,044	3,848	20,828
Less: Fair value adjustments to strategic investments	—	—	(5,270)	—
Add: Acquisition-related expenses	—	336	387	7,962
Add: Impairment of operating lease right-of-use assets	—	—	3,892	—
Non-GAAP net income	$121,094	$46,125	$310,996	$104,971

Numerator:
Non-GAAP net income	$121,094	$46,125	$310,996	$104,971
Add: Interest expense on convertible senior notes	(84)	—	12	—
Non-GAAP net income attributable to common stockholders, diluted	$121,010	$46,125	$311,008	$104,971

Denominator:
Weighted-average common shares outstanding, basic	197,597	186,423	195,996	184,767
Effect of dilutive securities	10,508	19,425	12,221	17,623
Non-GAAP weighted-average common shares outstanding, diluted	208,105	205,848	208,217	202,390

GAAP net loss per share, basic and diluted	$(0.03)	$(0.31)	$(0.20)	$(0.92)
Non-GAAP net income per share, basic	0.61	0.25	1.59	0.57
Non-GAAP net income per share, diluted	0.58	0.22	1.49	0.52

Computation of free cash flow:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$105,411	$57,443	$418,675	$234,721
Less: Purchases of property and equipment	(15,392)	(19,393)	(43,926)	(64,144)
Non-GAAP free cash flow	$90,019	$38,050	$374,749	$170,577
Net cash (used in) provided by investing activities	$(52,808)	$9,691	$(157,685)	$100,064
Net cash used in financing activities	$(65,387)	$(95,203)	$(320,691)	$(202,435)

DOCUSIGN, INC.
Computation of billings:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2021	2020	2021	2020
Revenue	$545,463	$382,923	$1,526,385	$1,022,149
Add: Contract liabilities and refund liability, end of period	961,243	702,691	961,243	702,691
Less: Contract liabilities and refund liability, beginning of period	(939,826)	(638,790)	(800,940)	(522,201)
Add: Contract assets and unbilled accounts receivable, beginning of period	18,067	20,395	21,020	15,082
Less: Contract assets and unbilled accounts receivable, end of period	(19,708)	(26,808)	(19,708)	(26,808)
Add: Contract assets and unbilled accounts receivable by acquisitions	—		—	6,589
Less: Contract liabilities and refund liability contributed by acquisitions	—		—	(9,344)
Non-GAAP billings	$565,239	$440,411	$1,688,000	$1,188,158